Exhibit 10.1

AMENDMENT

This Amendment (this “Amendment”), dated as of the 27th day of February 2018, is entered into by and among Digiliti Money Group, Inc., a Delaware corporation (“DGLT”), Digiliti Money, Inc., a Minnesota corporation and wholly owned subsidiary of DGLT (“DMI”), Urban FT Group, Inc., a Delaware corporation (“UFTG”), and FinTech Imaging Solutions, Inc., a Delaware corporation (“FTIS”), (DGLT, DMI, FTIS, and UFTG are hereinafter jointly referred to as the “Parties” and individually, as a “Party”).

WHEREAS, the Merger Agreement dated as of the 25th day of January, 2018 contemplated a closing date of no later than thirty (30) days from the execution of the Merger Agreement.

WHEREAS, the Parties have used reasonable efforts to close within the time stated in the Merger Agreement but have been unable to do so despite reasonable efforts made.

WHEREAS, the Parties mutually desire to change the closing date to no later than forty five (45) days after the execution of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Amendment, in consideration of the representations, warranties, and covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged.

IT IS AGREED:

1. Recitals. The parties hereto adopt as part of this Amendment all of the recitals which are set forth in the WHEREAS clauses, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Amendment.

2. Closing. Subject to the terms and conditions of the Merger Agreement, the Merger contemplated by the Merger Agreement shall take place at a closing (the “Closing”) to be held as soon as possible after the execution of this Amendment; provided, however, that the Parties shall use reasonable efforts to close no later than forty five (45) days after the execution of the Merger Agreement, and where the forty fifth (45th ) day after the execution of the Merger Agreement is not a business day, the closing shall be the first business day thereafter.

3. Effect. Except as specifically provided in this Amendment, the Merger Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed as of the date first above written.

Digiliti Money, Inc.		FinTech Imaging Solutions, Inc.

By	/s/ Bryan D. Meier	By	/s/ Kasey Kaplan
Name:	Bryan D. Meier	Name:	Kasey Kaplan
Title:	CEO	Title:	President

Digiliti Money Group, Inc.		Urban FT Group, Inc.

By	/s/ Bryan D. Meier	By	/s/ Richard Steggall
Name:	Bryan D. Meier	Name:	Richard Steggall
Title:	CEO	Title:	Chief Executive Officer